Touchpoint Metrics Reports Fiscal Year 2014 Financial Results

San Francisco, CA, April 27, 2015 (GlobeNewswire) -- Customer experience solutions company Touchpoint Metrics (OTCQB:TPOI) is pleased to announce financial results for the full year ended December 31, 2014.
Lynn Davison, the company's Chief Operating Officer stated, "This past year we've made significant progress on our path to grow the company through new client acquisitions, expanding current client relationships and strengthening our position as being a single-source provider of customer experience solutions. We are pleased to report the increase in revenues, and continue to focus on increasing sales–while being mindful of expenses, and ensuring the company will remain financially stable to support our short- and long-term business plan."
Select highlights Fiscal Year 2014 results include:
▪
Total Revenue: Revenues for the year ended December 31, 2014 increased 118% from fiscal year 2013, due to increased sales of our consulting and software-enabled services, including delivery of Touchpoint Mapping® On-Demand, to a greater number of business clients.

▪	Gross profit for Fiscal Year 2014 increased 155% from fiscal year 2013.
The foregoing percentages are derived from selected line items set forth in our financial statements for the period ended December 31, 2014 and do not reflect our complete financial condition.  For a complete discussion of our financial condition we refer you to our Form 10-k for the period ending December 31, 2014 as filed with the Securities and Exchange Commission on EDGAR.

▪
The company reported a net income and positive cash flow from operations in 2014 and an increase in accounts receivables, assets and deferred revenue, while decreasing accounts payable and accrued interest.

"The opportunity to transform how companies gather and compile customer experience data in near real time has never been greater, especially with organizations demanding technology that helps employees be more mobile and collaborative, while keep information secure," said Michael Hinshaw, Touchpoint Metrics President and CEO. "We continue to work with our clients, some of which are leaders within their respective industries, to assist them in all aspects of their customer relationships to drive revenue, profits and improve customer experience."
To view more detail on these and other results of operations, please find the company's SEC filings online at: http://www.otcmarkets.com/stock/TPOI/filings.

About Touchpoint Metrics
Touchpoint Metrics is a customer experience software, solutions and services company. Touchpoint Mapping®--our signature product and approach to quantifying customer experience--has driven significant business results for some of the world's leading companies, automatically mapping the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand "Voice-of-the Customer" insights to dramatically improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries.
General Information: 1-855-938-8100 toll free in the U.S., or +1-415-938-8100
Media: Denise Marshall at 1-415-938-8100, Ext. 706
Investors: Andrew Barwicki 1-516-662-9461
Online at: http://mcorp.cx/ and http://www.investors.touchpointmetrics.com/

This press release includes a number of forward-looking statements that may reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe," "expect," "plan," "estimate," "anticipate," "intend," "project," "will," "predicts," "seeks," "may," "would," "could," "potential," "continue," "ongoing," "should" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from our predictions. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.